Exhibit 10.4

CORPORATE SERVICES AGREEMENT

THIS CORPORATE SERVICES AGREEMENT, dated as of May 26, 2023 (this “Agreement”) is between Atmos Energy Corporation, a corporation organized under the laws of the State of Texas (the “Client”), and Citadel SPV (USA) LLC, a limited liability company organized under the laws of the State of Delaware (“Citadel”).

The parties hereto agree as follows:

1.    Corporate Services.

Citadel hereby agrees to provide the following corporate services (the “Services”) for the Client with respect to Atmos Energy Kansas Securitization I, LLC, a limited liability company organized under the laws of the State of Delaware (the “SPV”):

Designate an individual who (a) fulfills the criteria of “Independent Manager” pursuant to the SPV’s related Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”) and (b) will be available to and otherwise qualified to serve as the “Independent Manager” of the SPV (the “Director”). The initial Director shall be Orlando C. Figueroa.

The Director shall, from time to time and as appropriate, participate in board meetings of the SPV or execute unanimous written consents in lieu thereof, including regular quarterly and annual meetings;

For the avoidance of doubt, unless agreed to in writing, Citadel shall not be responsible for (i) the maintenance of the general ledger of the SPV, (ii) the preparation of financial statements of the SPV or (iii) the preparation and/or filing of tax returns on behalf of the SPV.

2.    Compensation.

(a)    The Client shall pay to Citadel, as compensation for its Services hereunder, a non-refundable annual fee of $3,000 (the “Corporate Services Fee”). The Corporate Services Fee shall be payable upon the execution of this Agreement and, thereafter, on each anniversary of the date hereof. For the avoidance of doubt, the Director will not receive any personal compensation for performing his/her individual responsibilities as Director.

(b)    Citadel reserves the right to terminate the provision of the Services if any Corporate Services Fee remains unpaid for a period of more than thirty (30) days past the invoice date for such Services; provided, however, that Citadel agrees that any such termination shall not take effect until thirty (30) days after notification of such non-payment has been made to the Client. Citadel agrees that, for the purposes of this Section 2(b), such notification will be delivered to the Client at the address stated herein via certified mail or delivery via FedEx or UPS.

(c)    The Client shall reimburse Citadel for any reasonable and documented fees and out-of-pocket expenses (including reasonable fees and expenses of counsel) paid or incurred by Citadel in connection with the provision of the Services pursuant to this Agreement. Such expenses shall be payable to Citadel no later than thirty (30) days after an invoice detailing such expenses is sent by Citadel to the Client.

3.    Term.

This Agreement shall commence on the date hereof and terminate upon at least thirty (30) days prior written notice of termination from either the Client or Citadel to the other; provided, however, that, notwithstanding anything herein to the contrary, the Director shall not resign (and no resignation in violation of this provision shall be deemed effective) until a replacement “Independent Manager” (as defined in the LLC Agreement) has been appointed to the SPV. Notwithstanding termination of this Agreement, the Client shall remain liable for all unpaid fees and expenses incurred by Citadel, and due from the Client, prior to such termination including, without limitation, any outstanding Corporate Services Fees.

4.    Citadel’s Liability.

Citadel and its affiliated personnel assume no liability for anything other than to render or stand ready to render the Services called for herein and neither Citadel nor any individuals affiliated with Citadel shall be responsible for any action of the Client or the SPV under any of the agreements, instruments or documents to which they are a party to. Citadel and its affiliated personnel shall not be liable for nor shall they have any obligation with regard to any of the liabilities, whether direct or indirect, absolute or contingent, of the Client or the SPV, and their respective directors, officers, managers, members or employees.

5.    Indemnity.

The Client shall indemnify Citadel, its subsidiaries and affiliates, and any director, officer, manager, member or employee thereof, against all losses, liabilities, claims or damages (including without limitation, all reasonable out-of-pocket expenses of litigation or preparation therefor whether or not Citadel is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement and the Services; provided, however, that such indemnity shall not apply to any such loss, liability, claim or damage attributable to any such indemnified party’s gross negligence or willful misconduct.

In addition to the foregoing, upon the execution of this Agreement, the SPV shall provide directors and officers insurance (“D&O Insurance”) coverage to the Director provided by Citadel and to furnish to Citadel, upon its request, suitable evidence that such Director is covered by the D&O Insurance maintained by the SPV. In the event that the directors and officers of the SPV are covered under a parent company’s D&O Insurance policy, the Director may be added to such policy in lieu of separate insurance coverage, and Citadel shall be notified of such coverage.

6.    Notices.

All notices required under the terms and provisions hereof shall be in writing and delivered by hand, mail (postage prepaid), express mail or electronic mail, and any such notice shall be effective when received at the respective address specified below:

If to the Client:

(The contact that appears on Annex A under “Primary Contact Details of Client”)

If to Citadel:

Citadel SPV

85 Broad Street, 17th Floor

New York, NY 10004

Attention: Orlando C. Figueroa

E-mail: orlando.figueroa@citadelspv.com

With a copy to:

Citadel SPV

Attention: Dewen Tarn

E-mail: dewen.tarn@citadelspv.com

or to their successors, at such other address as such party or successors may designate from time to time by notice duly given in accordance with the terms of this Agreement.

7.    No Restrictions

Nothing in this Agreement shall limit or restrict the right of any director, officer, manager, member or employee of Citadel or any of its subsidiaries or its affiliates to engage in any other business or to devote his time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, nor to limit or restrict the right of Citadel or of any of its affiliates to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

8.    Confidentiality.

Citadel hereby acknowledges that any information provided by the Client or the SPV pursuant to, or in connection with, this Agreement and any document, certificate or agreement pursuant to or in connection hereby or thereby is confidential and agrees to treat any such information accordingly.

9.    Bankruptcy.

Citadel agrees that it shall not institute or join any other person or entity in instituting against or respect to, the SPV, any bankruptcy, reorganization, insolvency or liquidation proceeding, or other similar proceeding under the laws of any jurisdiction, for one year and a day after all creditors of the SPV have been paid in full.

In addition, it is understood and agreed that no individual serving as a Director of the SPV pursuant to this Agreement shall at any time serve as a trustee in bankruptcy for the Client or any of its subsidiaries or affiliates. This Section 9 shall survive the termination of this Agreement.

10.    Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

11.    Entire Agreement.

This Agreement constitutes the entire agreement between the parties hereto with respect to the matters covered hereby and supersedes all prior agreements and understandings with respect to such matters between the parties.

12.    Amendment; Successors; Counterparts.

(a)    Except as set forth in Section 3, the terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by both parties hereto.

(b)    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors.

(c)    This Agreement may be executed in several counterparts, each of which shall be deemed an original hereof.

13.    Captions.

The captions in this Agreement are for convenience of reference only and shall not govern the interpretation of any of the provisions hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Corporate Services Agreement to be executed as of the day and year first above written.

ATMOS ENERGY CORPORATION

By:	/s/ Daniel M. Meziere
Name:	Daniel M. Meziere
Title:	Vice President of Investor Relations and Treasurer

CITADEL SPV (USA) LLC

By:	/s/ Dewen Tarn
Name:	Dewen Tarn
Title:	Chief Legal Officer

[Corporate Services Agreement]

ANNEX A: KYC INFORMATION REQUEST

As part of Citadel SPV’s Know Your Client Protocol, please provide the following documents and information:

A.    Documents

1.    SPV Organizational Documents (as applicable)

☒    Certificate of Incorporation, LLC Certificate of Formation or Articles of Incorporation

☒    Bylaws, Limited Liability Company Agreement or Operating Agreement

2.    Private Placement Memorandum or Offering Document

☒    Attached             ☐     Not Applicable

3.    Operative Transactional Document for Underlying/Related Transaction

☒    Indenture

B.    Client Identification

Please identify the ultimate beneficial owner (“UBO”) of the SPV and show or describe the ownership structure. (For securitizations where the SPV is an orphan entity, please identify the UBO of the Sponsor.)

Atmos Energy Corporation, which owns 100% of the membership interests in the SPV

C.    SEC Registered Offerings

Will the SPV be participating in a SEC Registered Offering as a Sponsor, Depositor, Issuing Entity or Originator (as defined in Regulation AB II)?

☒    Yes            ☐     No

[Annex Continues on Next Page]

D.    Summary Information

Primary Contact Details of Client

Company Name: Atmos Energy Corporation

Principal Contact: Ashley Burton

Address: 1800 Three Lincoln Centre, 5430 LBJ Freeway, Dallas, TX 75240

Telephone: 972-855-3789

E-mail: Ashley.Burton@atmosenergy.com

Client Billing Contact Same as Primary Contact Details of Client.
Client’s Counsel Company Name: Sidley Austin, LLP Principal Contact: Robert Stephens E-mail: rstephens@sidley.com

Indenture Trustee

Company Name: U.S. Bank Trust Company, National Association

Principal Contact: Juan S. Hernandez; Melissa A. Rosal

Address: 190 S. LaSalle Street, 7th Floor, Chicago, Illinois 60603, Attention: Atmos Energy Kansas Securitization I, LLC

E-mail: juan.hernandez3@usbank.com; melissa.rosal@usbank.com

Indenture Trustee’s Counsel Company Name: Chapman and Cutler LLP Principal Contact: John C. Hitt Jr.; Keith Branch E-mail: hitt@chapman.com; kbranch@chapman.com

Brief Summary of the Business Activities of the SPV

The SPV has been formed for the purpose of, among other things, (a) acquiring securitized utility tariff property; (b) owning, financing, purchasing, owning, administering, managing and servicing the securitized utility tariff property and other bond collateral and (c) authorizing, executing, issuing, delivering and registering securitized utility tariff bonds.